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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and all references to our Firm), as it relates to Aerial Communications, Inc. and Subsidiaries, included in or made a part of this registration statement.

                                      /s/ ARTHUR ANDERSEN LLP
Chicago, Illinois
April 10, 2000